UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

SPIRIT AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way

Miramar, Florida 33025

(Address of principal executive offices, including Zip Code)

(954) 447-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On December 21, 2011, Spirit Airlines, Inc. (the “Company”) issued 10,576,180 shares of non-voting common stock, par value $0.0001 per share (the “Non-Voting Shares”) to two stockholders solely in exchange (the “Share Exchange”) for an identical number of previously outstanding shares of voting common stock, par value $0.0001 per share (the “Voting Shares”). The Non-Voting Shares are convertible into Voting Shares on a share-for-share basis at the option of the holder. The transaction resulted in no change in the aggregate number of shares of common stock (Voting Shares and Non-Voting Shares) outstanding on December 21, 2011, which remains 72,530,256.

The Share Exchange was conducted with the two stockholders in connection with their acquisition of shares being distributed by investment funds managed by Indigo and Oaktree, and was effected in order to facilitate the Company’s continued compliance with limits on the Company’s voting interests which may be held by stockholders that are not deemed to be citizens of the United States under applicable regulatory standards.

As the Voting Shares were exchanged by the Company with each stockholder exclusively and solely for the Non-Voting Shares on a share-for-share basis, the transactions were exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 3(a)(9) thereof. Neither exchanging stockholder has made any cash payment to the Company in connection with the exchange, and the Company did not receive any proceeds from the issuance of the Non-Voting Shares. No consideration has been, or is to be, given, directly or indirectly, to any person in connection with the transaction, except for payment by the Company of the fees and expenses of its legal advisors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2011	SPIRIT AIRLINES, INC.

	By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President and General Counsel